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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               February 6, 2004
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               (Date of Report: Date of earliest event reported)


                             Cordia Corporation
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           (Exact name of registrant as specified in its charter)


          Nevada                 33-23473                    112917728
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)


             2500 Silverstar Road, Suite 500, Orlando, Florida 32804
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                    (Address of principal executive office)



Registrant's telephone number, including area code: 866-777-7777
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                                NA
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        (Former name or former address, if changed since last report)













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         ITEM 5. OTHER EVENTS

     On February 6, 2004, Cordia Corporation entered into a "Mutual Release and Satisfaction of Promissory Note and License Agreement" (the "Agreement") with West Lane Group, Inc. Under the terms of the Agreement, Cordia has agreed to release West Lane of its promissory note and licensing obligations in exchange for the return of shares of Cordia's common stock. West Lane owed Cordia $720,000 under the terms of a promissory note and $96,000 of future obligations under the terms of a licensing agreement. By agreeing to the settlement, Cordia will release West Lane from all further obligations under the promissory note and licensing agreement. Additionally, Cordia will transfer all ownership interest to the technology and source codes of SUBRO AGS software to West Lane. At September 30, 2003, Cordia's balance sheet included the promissory note at $585,000 (net of a $165,000 impairment reserve) and the unearned portion of the licensing revenue at $54,000. By entering into this settlement, Cordia will reduce its assets by the net value of the Promissory Note, reduce its liabilities by the remaining unearned revenue and record the acquisition of treasury stock at the fair market value on the date of this transaction.

     In return for the settlement, West Lane will transfer 1,412,500 shares of Cordia's issued and outstanding common stock back to Cordia for cancellation. Additionally, West Lane has agreed to grant Cordia an option to purchase another 100,000 shares of Cordia's common stock at a price of forty cents ($0.40) per share. The option will be for a period of fifteen months.

     Prior to this settlement, West Lane satisfied interest payments on the Promissory Note and License Agreement by executing two separate stock transfer agreements in which West Lane agreed to transfer a total of 212,500 shares of Cordia's common stock valued at $0.30 per share to Cordia to fulfill interest
payments due in the amount of $30,000 and $33,750 respectively.   West Lane
executed a third stock transfer agreement in which West Lane agreed to transfer 100,000 shares of Cordia's common stock valued at $0.30 per share to Cordia to satisfy $30,000 worth of principal on the Promissory Note.


          ITEM 7.  EXHIBITS

     The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number            Title of Document                Location
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99.01         99             Mutual Release and Satisfaction
                             Of Promissory Note and
                             License Agreement                  This Filing

99.02         99             Stock Option Agreement             This Filing

99.03         99             Press Release on Settlement        This Filing

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         Cordia Corp.


                                         By:           /s/
                                            ----------------------------
Date: February 12, 2004                      Lorie Guerrera, Chief Accounting
                                             Officer, Duly Authorized Officer